Exhibit 99.1

Fox Factory Holding Corp. Announces First Quarter 2019 Financial Results

First Quarter 2019 Sales Increased 24.6% to a Record $161.7 Million
Achieves Earnings per Diluted Share of $0.46;
Record Adjusted Earnings per Diluted Share of $0.55; Exceeds Guidance
Company Raises Fiscal 2019 Guidance

BRASELTON, Georgia, May 1, 2019 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the first quarter ended March 29, 2019.

First Quarter Fiscal 2019 Highlights

•	Sales increased 24.6% to $161.7 million compared to $129.8 million in the same period last fiscal year

•
Gross margin decreased 50 basis points to 31.6% compared to 32.1% in the same period last fiscal year; Non-GAAP adjusted gross margin decreased 40 basis points compared to the same period last fiscal year

•
Net income attributable to FOX stockholders was $18.1 million, or 11.3% of sales and $0.46 of earnings per diluted share, compared to $21.2 million, or 16.4% of sales and $0.55 of earnings per diluted share in the same period last fiscal year

•
Non-GAAP adjusted net income was $21.6 million, or $0.55 of adjusted earnings per diluted share, compared to $14.1 million, or $0.36 of adjusted earnings per diluted share in the same period last fiscal year

•	Adjusted EBITDA was $30.1 million, or 18.6% of sales, compared to $23.0 million, or 17.7% of sales in the same period last fiscal year

“We started the year with record quarterly sales driven by strength in both our powered vehicle and bike offerings resulting in sales and profitability above our expectations,” commented Larry L. Enterline, FOX’s Chief Executive Officer. “Looking ahead, our team remains committed to further building FOX’s brand presence in our existing business and expanding into new categories. We believe FOX’s differentiated market position will continue to fuel our expansion in the diverse end markets we serve.”
Sales for the first quarter of fiscal 2019 were $161.7 million, an increase of 24.6% as compared to sales of $129.8 million in the first quarter of fiscal 2018. This increase reflects a 34.1% increase in Powered Vehicle Group sales and a 12.7% increase in Specialty Sports Group sales. The increase in sales across the Company’s businesses was primarily due to the continued success of its product lineup, particularly in the OEM channel.
Gross margin was 31.6% for the first quarter of fiscal 2019, a 50 basis point decrease from gross margin of 32.1% in the first quarter of fiscal 2018. On a non-GAAP basis, adjusted gross margin decreased 40 basis points, excluding the effects of strategic transformation related costs. The decrease in gross margin is due to a number of factors including a change in customer and product mix as our larger North American OEMs represented a higher proportion of sales. Additionally, we incurred inefficiencies in the supply chain and manufacturing associated with higher than anticipated increase in customer demand. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.

Total operating expenses were $29.2 million for the first quarter of fiscal 2019 compared to $25.7 million in the first quarter of fiscal 2018. The increase in operating expenses is primarily due to personnel costs as we continue to invest in product innovation, higher patent litigation-related expenses, and increases in various other administrative expenses to support FOX’s growing business.
As a percentage of sales, operating expenses were 18.0% for the first quarter of fiscal 2019 compared to 19.8% in the first quarter of fiscal 2018. Non-GAAP operating expenses were $25.5 million, or 15.7% of sales in the first quarter of fiscal 2019 compared to $22.4 million, or 17.3% of sales, in the first quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was 12.4% in the first quarter of fiscal 2019, compared to a tax rate benefit of 44.2% in the first quarter of fiscal 2018. The first quarter of fiscal 2018 included a one-time benefit of $9.8 million, or $0.25 per diluted share, due to the release of tax related liabilities related to the favorable resolution of the Company’s 2015 IRS audit. Exclusive of the benefit, the Company’s effective tax rate was 20.9% in the first quarter of fiscal 2018.
Net income attributable to FOX stockholders in the first quarter of fiscal 2019 was $18.1 million, compared to $21.2 million in the first quarter of the prior fiscal year. Earnings per diluted share for the first quarter of fiscal 2019 was $0.46, compared to earnings per diluted share of $0.55 for the first quarter of fiscal 2018.
Non-GAAP adjusted net income was $21.6 million, or $0.55 of adjusted earnings per diluted share, compared to adjusted net income of $14.1 million, or $0.36 of adjusted earnings per diluted share in the same period of last fiscal year. Reconciliations of net income attributable to FOX stockholders as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
    Adjusted EBITDA in the first quarter of fiscal 2019 was $30.1 million, compared to $23.0 million in the first quarter of fiscal 2018. Adjusted EBITDA margin in the first quarter of fiscal 2019 was 18.6%, compared to 17.7% in the first quarter of fiscal 2018. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.

Balance Sheet Highlights
As of March 29, 2019, the Company had cash and cash equivalents of $38.3 million compared to $28.0 million as of December 28, 2018. Total debt was $69.6 million, compared to $59.4 million as of December 28, 2018. Property, plant and equipment, net was $85.0 million as of March 29, 2019, compared to $64.8 million as of December 28, 2018. The change in property, plant and equipment, includes $15.4 million due to the impact of new lease accounting standards in the first quarter of 2019. Inventory was $124.1 million as of March 29, 2019, compared to $107.1 million as of December 28, 2018. As of March 29, 2019, accounts receivable and accounts payable were $83.6 million and $75.6 million, respectively, compared to December 28, 2018 balances of $78.9 million and $55.1 million, respectively. The changes in inventory, accounts receivable, and accounts payable are primarily attributable to business growth and the Company’s normal seasonality.

Fiscal 2019 Guidance
For the second quarter of fiscal 2019, the Company expects sales in the range of $182 million to $190 million and non-GAAP adjusted earnings per diluted share in the range of $0.62 to $0.67.
For the fiscal year 2019, the Company is raising its outlook and now expects sales in the range of $717 million to $733 million and non-GAAP adjusted earnings per diluted share in the range of $2.52 to $2.62. The Company’s full year 2019 guidance continues to assume a non-GAAP tax rate range of 15% to 19%.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives. Additionally, non-GAAP adjusted earnings per diluted share excludes the tax benefit related to the resolution of audits by taxing authorities. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the first quarter and full fiscal year 2019 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.

FOX to Acquire Substantially All Assets of Ridetech
In a separate press release today, FOX also announced it has entered into a definitive agreement to acquire substantially all assets of Air Ride Technologies, Inc. dba Ridetech, a leading manufacturer of suspension systems that enhance the handling and ride quality of muscle cars, trucks, sports cars and hot rods. The transaction is anticipated to close in May 2019.

Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 425-9470, and international listeners may dial (201) 389-0878; the conference ID is 13690058. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. The Company is a direct supplier to leading power vehicle original equipment manufacturers ("OEMs"). Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP gross margin”, “non-GAAP operating expense”, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP gross margin as gross profit margin adjusted for certain strategic transformation costs. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, and costs related to tax restructuring initiatives. FOX defines non-GAAP adjusted net income as net income attributable to FOX Stockholders adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives, all net of applicable tax, as well as tax impacts arising from the settlement of audit and the recognition of related tax positions and tax reform legislation impacts. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of	As of
	March 29,	December 28,
	2019	2018

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,288	$27,958
Accounts receivable (net of allowances of $380 and $600 at March 29, 2019 and December 28, 2018, respectively)	83,576	78,882
Inventory	124,069	107,140
Prepaids and other current assets	25,250	17,967
Total current assets	271,183	231,947
Property, plant and equipment, net	84,984	64,788
Deferred tax assets	14,500	15,328
Goodwill	88,838	88,850
Intangibles, net	82,480	83,974
Other assets	327	367
Total assets	$542,312	$485,254
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$75,593	$55,086
Accrued expenses	31,519	33,607
Reserve for uncertain tax positions	1,065	1,169
Current portion of long-term debt	5,519	6,923
Total current liabilities	113,696	96,785
Line of credit	13,000	—
Long-term debt, less current portion	51,123	52,503
Other liabilities	10,491	479
Total liabilities	188,310	149,767
Redeemable non-controlling interest	14,581	14,282
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of March 29, 2019 and December 28, 2018	—	—
Common stock, $0.001 par value — 90,000 authorized; 39,061 shares issued and 38,171 outstanding as of March 29, 2019; 38,881 shares issued and 37,991 outstanding as of December 28, 2018	38	38
Additional paid-in capital	116,519	116,019
Treasury stock, at cost; 890 common shares as of March 29, 2019 and December 28, 2018	(13,754)	(13,754)
Accumulated other comprehensive loss	(943)	(784)
Retained earnings	237,561	219,686
Total stockholders’ equity	339,421	321,205
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$542,312	$485,254

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the three months ended
	March 29, 2019	March 30, 2018
Sales	$161,700	$129,792
Cost of sales	110,643	88,148
Gross profit	51,057	41,644
Operating expenses:
Sales and marketing	9,262	8,734
Research and development	7,303	6,197
General and administrative	11,180	9,193
Amortization of purchased intangibles	1,493	1,568
Total operating expenses	29,238	25,692
Income from operations	21,819	15,952
Other expense, net:
Interest expense	829	798
Other (income) expense	(13)	283
Other expense, net	816	1,081
Income before income taxes	21,003	14,871
Provision for (benefit of) income taxes	2,601	(6,579)
Net income	18,402	21,450
Less: net income attributable to non-controlling interest	299	226
Net income attributable to FOX stockholders	$18,103	$21,224
Earnings per share:
Basic	$0.48	$0.56
Diluted	$0.46	$0.55
Weighted average shares used to compute earnings per share:
Basic	38,041	37,625
Diluted	39,097	38,835

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three months ended March 29, 2019 and March 30, 2018. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 29, 2019	March 30, 2018
Net income attributable to FOX stockholders	$18,103	$21,224
Amortization of purchased intangibles	1,493	1,568
Patent litigation-related expenses	2,043	1,344
Other acquisition and integration-related expenses (1)	110	248
Strategic transformation costs (2)	230	—
Tax reform implementation costs (3)	132	125
Settlement of audit and recognition of tax position (4)	—	(9,838)
Tax reform legislation impacts (5)	—	156
Tax impacts of reconciling items above (6)	(494)	(680)
Non-GAAP adjusted net income	$21,617	$14,147

Non-GAAP adjusted EPS
Basic	$0.57	$0.38
Diluted	$0.55	$0.36

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	38,041	37,625
Diluted	39,097	38,835
(1) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(2) Costs incurred to relocate the Specialty Sports Group’s U.S. aftermarket bike products distribution, sales and service operations and expand the Powered Vehicles Group’s manufacturing operations.
(3) Represents costs and expenses of $132 and $125 incurred during the three month periods ended March 29, 2019 and March 30, 2018, respectively, in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.
(4) Recognition of tax positions related to the deductibility of depreciation and amortization as a result of favorable closure of the 2015 IRS audit. Depreciation and amortization arose from Compass’ 2008 acquisition of the Company.
(5) Reflects adjustments related to the refinement of calculations for the implementation of tax reform legislation.
(6) Tax impact calculated based on the respective year to date effective tax rates, excluding the impact of the settlement of audit and recognition of related tax position, and certain tax reform legislation impacts.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three months ended March 29, 2019 and March 30, 2018. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 29, 2019	March 30, 2018
Net income	$18,402	$21,450
Provision for income taxes	2,601	(6,579)
Depreciation and amortization	4,006	3,306
Non-cash stock based compensation	1,729	2,046
Patent litigation-related expenses	2,043	1,344
Strategic transformation costs (1)	230	—
Other acquisition and integration-related expenses (2)	110	248
Tax reform implementation costs (3)	132	125
Other expense, net	816	1,081
Adjusted EBITDA	$30,069	$23,021

Net Income Margin	11.4%	16.5%

Adjusted EBITDA Margin	18.6%	17.7%
(1) Costs incurred to relocate the Specialty Sports Group’s U.S. aftermarket bike products distribution, sales and service operations and expand the Powered Vehicles Group’s manufacturing operations.
(2) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(3) Represents costs and expenses of $132 and $125 incurred during the three month periods ended March 29, 2019 and March 30, 2018, respectively, in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three months ended March 29, 2019 and March 30, 2018, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 29, 2019	March 30, 2018
Sales	$161,700	$129,792

Gross Profit	$51,057	$41,644
Strategic transformation costs (1)	230	—
Non-GAAP Adjusted Gross Profit	$51,287	$41,644

Gross Margin	31.6%	32.1%

Non-GAAP Adjusted Gross Margin	31.7%	32.1%
(1) Costs incurred to relocate the Specialty Sports Group’s U.S. aftermarket bike products distribution, sales and service operations and expand the Powered Vehicles Group’s manufacturing operations.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three months ended March 29, 2019 and March 30, 2018. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended
	March 29, 2019	March 30, 2018
Sales	$161,700	$129,792

Operating Expense	$29,238	$25,692
Amortization of purchased intangibles	(1,493)	(1,568)
Patent litigation-related expenses	(2,043)	(1,344)
Tax reform implementation costs (1)	(132)	(125)
Other acquisition and integration-related expenses (2)	(110)	(248)
Non-GAAP operating expense	$25,460	$22,407

Operating expense as a percentage of sales	18.1%	19.8%

Non-GAAP operating expense as a percentage of sales	15.7%	17.3%
(1) Represents costs and expenses of $132 and $125 incurred during the three month periods ended March 29, 2019 and March 30, 2018, respectively, in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.
(2) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws including those enacted in the U.S. in December 2017; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; the outcome of pending litigation; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com